Exhibit 99.1

GCP Applied Technologies Reports Preliminary Fourth Quarter and Full Year 2020 Results

Fourth Quarter 2020 - Preliminary

•	4Q 2020 Net sales $243 million, down 6.0%

•	4Q 2020 Gross margin 39.5%, an increase of 150 basis points

•	4Q 2020 Loss from continuing operations attributable to GCP shareholders of $0.8 million

Full Year 2020 - Preliminary

•	2020 Net sales of $903 million, down 10.9%

•	2020 Gross margin 39.6% an increase of 170 basis points

•

2020 Income from continuing operations attributable to GCP shareholders of $101 million versus $41 million in 2019 and Diluted EPS from continuing operations attributable to GCP shareholders of $1.37 versus $0.56

•	Net cash provided by operating activities from continuing operations of $73.3 million

Cambridge, MA - March 3, 2021 - GCP Applied Technologies Inc. (NYSE: GCP), a leading global provider of construction products technologies, today announced preliminary results for the fourth quarter and full year 2020.

For the three months ended December 31, 2020, GCP reported net sales of $242.7 million compared to $258.3 million in the prior year quarter. Net Sales Constant Currency Excluding Market Exits* were $242.2 million versus $255.3 million in the prior year quarter. Loss from continuing operations attributable to GCP shareholders was $0.8 million compared to income of $6.6 million in the fourth quarter of 2019, while Adjusted EBIT* was $27.2 million compared to $31.3 million in the prior year quarter. Diluted (loss) earnings per share from continuing operations attributable to GCP shareholders was $(0.01) versus $0.09 in the fourth quarter of 2019, while Adjusted EPS* was $0.22 compared to $0.29 in the prior year quarter.

Commenting on GCP’s preliminary quarter and full year results, Simon Bates, President and Chief Executive Officer, said, “Our performance for the quarter was in line with our expectations. GCP continued to generate cash with $76.3 million in Adjusted Free Cash Flow* for a full year reflecting our commitment to better allocate capital and manage our overall investments in the best interests of shareholders.”

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

NM - Not meaningful.

Bates continued, “We anticipate the impacts of COVID-19 to continue into 2021, despite the advancements with vaccinations and continued safety measures, especially in commercial construction. However, we have strong brands, a strong sales organization and our senior management is committed to improving our results in 2021. We will focus on building our organizational capabilities which include upgrading our managerial talent, building more robust processes across the organization and better deploying our technology. We expect this work to stabilize revenues and improve profitability which is our strategic focus this year.”

Total GCP Applied Technologies

($ Millions)

	Q4 2020	% Change	FY 2020	% Change
Net sales	$242.7	(6.0)%	$903.2	(10.9)%
Net Sales, Constant Currency*	$242.2	(6.2)%	$911.5	(10.1)%
Net Sales Constant Currency Excluding Market Exits*	$242.2	(5.1)%	$911.5	(9.0)%
Gross margin	39.5%	150 bps	39.6%	170 bps
(Loss) income from continuing operations attributable to GCP shareholders	$(0.8)	NM	$100.5	NM
(Loss) income from continuing operations attributable to GCP shareholders as a percentage of net sales	(0.3)%	(290) bps	11.1%	710 bps
Diluted EPS from continuing operations attributable to GCP shareholders	$(0.01)	NM	$1.37	NM
Adjusted EPS*	$0.22	(24.1)%	$0.73	(11.0)%
Adjusted EBIT*	$27.2	(13.1)%	$92.6	(9.7)%
Adjusted EBIT Margin*	11.2%	(90) bps	10.3%	20 bps
Adjusted EBITDA*	$39.0	(9.1)%	$139.0	(4.7)%
Adjusted EBITDA Margin*	16.1%	(50) bps	15.4%	100 bps

Fourth Quarter 2020 Details:

•

Net sales decreased 6.0% primarily due to lower global construction activity as a result of the global pandemic. Price and foreign currency translation were favorable 0.7% and 0.2%, respectively. Net Sales Constant Currency Excluding Market Exits* decreased 5.1%.

•

Gross margin increased 150 basis points to 39.5% primarily due to logistics productivity and raw material deflation partially offset by lower sales volumes associated with reduced global construction activity.

•

Loss from continuing operations attributable to GCP shareholders was $0.8 million compared to income of $6.6 million for the prior year quarter. The decrease was primarily due to higher restructuring costs and income tax expense partially offset by lower mark to market pension losses.

•

Adjusted EBIT* of $27.2 million decreased 13.1% primarily due to lower SCC and SBM operating income and higher corporate costs. Adjusted EBIT Margin* of 11.2% decreased 90 basis points versus the prior year quarter.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

NM - Not meaningful.

Fourth Quarter Segment Performance

Specialty Construction Chemicals

($ Millions)

	Q4 2020	% Change	FY 2020	% Change
Net sales	$139.3	(4.1)%	$518.9	(10.4)%
Net Sales, Constant Currency*	$139.9	(3.7)%	$527.5	(8.9)%

Net Sales, Constant Currency Excluding Market Exits*	$139.9	(1.6)%	$527.5	(7.0)%

Gross margin	38.9%	180 bps	39.1%	310 bps
Segment operating income	$15.1	(2.6)%	$52.9	(7.0)%
Segment operating margin	10.8%	10 bps	10.2%	40 bps

•

Net sales decreased 4.1% due to lower construction activity as a result of the global pandemic. Price increase of 1.2% more than offset the unfavorable impact of foreign currency translation. Net Sales Constant Currency Excluding Market Exits* decreased 1.6%.

•	Gross margin increased 180 bps primarily due to operations and logistics productivity partially offset by lower sales volumes due to the pandemic.
•	Segment operating income decreased due to lower sales volumes impacting operating leverage partially offset by operational and logistics productivity.
•	Segment operating margin increased 10 bps primarily due to higher gross margin.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

NM - Not meaningful.

Specialty Building Materials

($ Millions)

	Q4 2020	% Change	FY 2020	% Change
Net sales	$103.4	(8.6)%	$384.3	(11.5)%
Net Sales, Constant Currency*	$102.3	(9.5)%	$384.0	(11.6)%
Gross margin	40.5%	120 bps	40.7%	— bps
Segment operating income	$19.7	(10.5)%	$71.1	(17.6)%
Segment operating margin	19.1%	(40) bps	18.5%	(140) bps

•

Net sales decreased 8.6% due to reduced construction activity as a result of the global pandemic, principally in North America. Price was flat compared with prior year quarter and foreign currency translation positively impacted sales by 1%.

•	Gross margin of 40.5% increased 120 basis points primarily due to raw material deflation.
•	Segment operating income of $19.7 million decreased 10.5% due to lower sales volumes impacting operating leverage partially offset by lower operating expense due to reduced discretionary spending.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

NM - Not meaningful.

Capital Allocation and Liquidity

GCP remains committed to maintaining a disciplined approach to capital allocation and preserving the Company’s strong balance sheet. GCP’s cash balance at the end of the fourth quarter of 2020 was $482.7 million. GCP has access to additional liquidity in the form of a $350 million revolving credit facility maturing in 2023, which brings total liquidity sources to approximately $870 million as of December 31, 2020, to enable GCP to weather any effects from the COVID-19 pandemic and invest in the business.

Restructuring and Repositioning Plans

GCP’s restructuring and repositioning plans are focused on both business segments, its global supply chain, and its general administration and business support functions. The plans are designed to reduce the Company’s complexity, create a more efficient and effective organization, and generate cost reductions from 2018 through 2022. Please refer to the 10K for the details of these plans. GCP will continue to evaluate opportunities to improve its operations and cost structure beyond its currently active initiatives.

Impact of COVID-19 Pandemic

In March 2020, the World Health Organization declared the novel coronavirus (“COVID-19”) outbreak to be a global pandemic. The global health crisis caused by the COVID-19 outbreak, including any resurgences, has and will continue to negatively impact global economic activity. The Company has been closely monitoring the impact of COVID-19 and managing the effects on its business globally as the situation continues to evolve.

COVID-19 has negatively impacted GCP’s operating results in 2020 primarily due to periodic closures of its facilities in all regions in which the Company operates, and periodic mandatory halts of construction activity in specific cities and countries around the world by government authorities or voluntary closures due to safety concerns. The impact of COVID-19 on GCP’s business varied across different geographies and product lines during 2020. The Company has taken actions to preserve its liquidity by reducing discretionary spending and certain planned capital expenditures.

It is difficult for the Company to predict at this time the duration and extent of the impact of COVID-19 on the global construction industry and its business, financial position, results of operations, and liquidity although it expects that managing the impacts of the pandemic will be a part of its ongoing operations for the foreseeable future. Factors GCP is monitoring to assess the potential duration and extent of the impact of COVID-19 on its operations include the health of the global economy and construction industry, specifically on demand drivers for its construction products, as well as operational disruptions including those resulting from government actions, such as mandatory halts of construction activity, travel restrictions, as well as facility and work site closures. The Company will continue to prioritize the health and safety of its employees and serving its customers while minimizing disruption to the extent possible. GCP will also continue to monitor the health of the construction industry in the geographic markets in which it operates and respond accordingly.

Note on Revisions of Previously Issued Consolidated Financial Statements

In connection with the preparation of the consolidated financial statements for the year ended December 31, 2020, the Company identified expense accruals and other adjustments in its previously filed 2019 and

2018 annual consolidated financial statements and unaudited quarterly consolidated financial statements for each of the quarterly periods of 2020 and 2019. Please refer to the Form 10K for the year ended December 31, 2020 to be filed with the SEC for more information.

Investor Call

GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its 2020 results and 2021 outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing +1 844-887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies earnings call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until March 11, 2021. To listen to the playback, please dial +1 (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10151373. An audio webcast replay will also be available in the “Events and Presentations” section of the company’s website for approximately three months.

Non-GAAP Financial Measures

In this press release the Company refers to non-GAAP financial measures including: Net Sales Constant Currency, Net Sales Constant Currency Excluding Market Exits, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, and Adjusted EPS. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles (“GAAP”), and should not be considered as alternatives to such measures as an indicator of GCP’s performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP’s financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Investor Relations Betsy Cowell T +1 617.498.4568 investors@gcpat.com

***************************************************************************************************************************************

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include admixtures and additives for concrete and cement, the in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.

Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2020	2019	2020	2019
Net sales	$242.7	$258.3	$903.2	$1,013.5
Cost of goods sold	146.8	160.2	545.3	629.8

Gross profit	95.9	98.1	357.9	383.7
Selling, general and administrative expenses	65.7	66.2	264.5	272.8
Research and development expenses	4.8	4.6	17.9	18.4
Interest expense and related financing costs	5.2	5.4	21.5	22.7
Repositioning expenses	1.6	4.8	5.4	20.4
Restructuring expenses and asset write offs	13.7	1.1	24.9	9.9
Gain on sale of corporate headquarters	—	—	(110.2)	—
Other expenses (income), net	2.9	10.0	(3.8)	4.3

Total costs and expenses	93.9	92.1	220.2	348.5

Income from continuing operations before income taxes	2.0	6.0	137.7	35.2
(Provision) benefit from income taxes	(2.7)	0.7	(36.7)	6.0

(Loss) income from continuing operations	(0.7)	6.7	101.0	41.2
Income (loss) from discontinued operations, net of income taxes	0.1	(0.2)	(0.3)	5.7

Net (loss) income	(0.6)	6.5	100.7	46.9
Less: Net income attributable to noncontrolling interests	(0.1)	(0.1)	(0.5)	(0.4)

Net (loss) income attributable to GCP shareholders	$(0.7)	$6.4	$100.2	$46.5

Amounts Attributable to GCP Shareholders:
(Loss) income from continuing operations attributable to GCP shareholders	(0.8)	6.6	100.5	40.8
Income (loss) from discontinued operations, net of income taxes	0.1	(0.2)	(0.3)	5.7

Net (loss) income attributable to GCP shareholders	$(0.7)	$6.4	$100.2	$46.5

(Loss) Earnings Per Share Attributable to GCP Shareholders:
Basic (loss) earnings per share:
(Loss) income from continuing operations attributable to GCP shareholders	$(0.01)	$0.09	$1.38	$0.56
Income from discontinued operations, net of income taxes	$—	$—	$—	$0.08
Net (loss) income attributable to GCP shareholders(1)	$(0.01)	$0.09	$1.37	$0.64
Weighted average number of basic shares	73.1	72.8	73.0	72.6
Diluted (loss) earnings per share:(2)
(Loss) income from continuing operations attributable to GCP shareholders	$(0.01)	$0.09	$1.37	$0.56
Income from discontinued operations, net of income taxes	$—	$—	$—	$0.08
Net (loss) income attributable to GCP shareholders(1)	$(0.01)	$0.09	$1.37	$0.64
Weighted average number of diluted shares	73.3	73.0	73.1	72.9

(1) Amounts	may not sum due to rounding.

(2) Dilutive	effect only applicable to periods where there is net income from continuing operations.

GCP Applied Technologies Inc.

Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	December 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$482.7	$325.0
Trade accounts receivable, net of allowance for credit losses of $7.0 million and $7.5 million, respectively	169.4	183.7
Inventories, net	98.4	95.9
Other current assets	41.2	43.2

Total Current Assets	791.7	647.8
Properties and equipment, net	225.6	245.0
Operating lease right-of-use assets	40.0	29.3
Goodwill	215.0	208.9
Technology and other intangible assets, net	70.9	80.7
Deferred income taxes	9.6	26.1
Overfunded defined benefit pension plans	29.7	25.0
Other assets	35.1	38.0
Non-current assets held for sale	—	0.5

Total Assets	$1,417.6	$1,301.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$2.8	$2.7
Operating lease obligations payable within one year	8.0	8.1
Accounts payable	87.8	88.4
Other current liabilities	125.8	112.9

Total Current Liabilities	224.4	212.1
Debt payable after one year	348.9	346.5
Operating lease obligations	26.2	21.6
Income taxes payable	28.4	41.4
Deferred income taxes	14.9	13.1
Unrecognized tax benefits	41.0	42.2
Underfunded and unfunded defined benefit pension plans	62.9	67.5
Other liabilities	16.8	15.9

Total Liabilities	763.5	760.3

Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, par value $0.01; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 73,082,066 and 72,850,268, respectively	0.7	0.7
Paid-in capital	61.9	53.4
Accumulated earnings	710.3	610.1
Accumulated other comprehensive loss	(110.5)	(117.0)
Treasury stock	(10.7)	(8.6)

Total GCP Stockholders’ Equity	651.7	538.6
Noncontrolling interests	2.4	2.4

Total Stockholders’ Equity	654.1	541.0

Total Liabilities and Stockholders’ Equity	$1,417.6	$1,301.3

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)
	Year Ended December 31,
(In millions)	2020	2019
OPERATING ACTIVITIES
Net income	$100.7	$46.9
Less: (Loss) income from discontinued operations	(0.3)	5.7
Income from continuing operations	101.0	41.2
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	46.4	43.2
Amortization of debt discount and financing costs	1.5	1.4
Unrealized loss on foreign currency	5.1	0.1
Stock-based compensation expense	4.6	6.2
Gain on termination and curtailment of pension and other postretirement benefit plans	—	(1.2)
Deferred income taxes	1.3	(18.7)
Gain on disposal of property and equipment	(110.0)	(0.7)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	17.0	13.1
Inventories	(1.5)	13.9
Accounts payable	(2.3)	(26.8)
Pension assets and liabilities, net	(9.1)	18.9
Other assets and liabilities, net	19.3	(12.9)

Net cash provided by operating activities from continuing operations	73.3	77.7
Net cash used in operating activities from discontinued operations	(2.7)	(13.7)

Net cash provided by operating activities	70.6	64.0

INVESTING ACTIVITIES
Capital expenditures	(36.0)	(61.3)
Proceeds from sale of corporate headquarters, net of transaction costs	122.5	—
Other investing activities	0.6	0.5

Net cash provided by (used in) investing activities from continuing operations	87.1	(60.8)
Net cash used in investing activities from discontinued operations	—	(0.4)

Net cash provided by (used in) investing activities	87.1	(61.2)

FINANCING ACTIVITIES
Borrowings under credit arrangements	2.2	—
Repayments under credit arrangements	(1.9)	(7.6)
Payments of tax withholding obligations related to employee equity awards	(1.7)	(3.8)
Proceeds from exercise of stock options	1.1	7.6
Noncontrolling interest dividend	(0.5)	—
Other financing activities	(0.4)	(0.4)
Payments on finance lease obligations	(0.8)	(0.8)

Net cash used in financing activities from continuing operations	(2.0)	(5.0)

Effect of currency exchange rate changes on cash and cash equivalents	2.0	1.1

Increase (decrease) in cash and cash equivalents	157.7	(1.1)
Cash and cash equivalents, beginning of period	325.0	326.1

Cash and cash equivalents, end of period	$482.7	$325.0

Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$35.4	$12.7
Cash paid for interest on note and credit arrangements	$19.5	$19.9
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment purchases unpaid and included in accounts payable	$5.9	$5.7

Analysis of Operations

The Company has set forth in the tables below GCP’s key operating statistics with percentage changes for the three months and years ended December 31, 2020 and 2019.

Segment operating margin is defined as segment operating income divided by segment net sales. It represents an operating performance measure related to ongoing earnings and trends in GCP operating segments that are engaged in revenue generation and other core business activities. The Company uses this metric to allocate resources between the segments and assess its strategic and operating decisions related to core operations of its business.

In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability, and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes since these measures provide additional transparency to the GCP’s core operations.

In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures presented in the table:

•

Net Sales Constant Currency (a non-GAAP financial measure)- is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

•

Net Sales Constant Currency Excluding Market Exits (a non-GAAP financial measure)- is defined as Net Sales Constant Currency less the impact on net sales resulting from the exit of non-profitable geographic markets associated with the 2018 Restructuring Plan.

•

Adjusted EBIT (a non-GAAP financial measure)- is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; and (xiii) gain on sale of corporate headquarters, net of related costs; and (xiv) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.

•

Adjusted EBITDA (a non-GAAP financial measure)- is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

•

Adjusted Earnings Per Share (a non-GAAP financial measure)- is defined as earnings per share (“EPS”) from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; (xii) gain on sale of corporate headquarters, net of related costs; and (xiii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

•

Adjusted Gross Profit (a non-GAAP financial measure)- is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; (iii) amortization of acquired inventory fair value adjustment; and (iv) certain other items that are not representative of underlying trends. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. GCP uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

•

Adjusted Free Cash Flow (a non-GAAP financial measure)- is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.

Beginning with the first quarter of 2021 and going forward, GCP will no longer be presenting Net Sales Constant Currency Excluding Market Exits since management will no longer be relying on this measure when evaluating the Company’s financial performance and operating results. GCP does not believe the presentation of Net Sales Constant Currency Excluding Market Exits enhances the investors’ understanding of its financial performance and results of operations.

Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Gross Profit and Adjusted Gross Margin do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the quarter-to-quarter, year-to-year, and peer-to-peer comparability of the Company’s financial results and to ensure that investors understand the information it uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of the Company’s net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. The Company’s business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of the Company costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with GAAP for a complete understanding of its results of operations.

The Company does not provide GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

GCP Applied Technologies Inc.

Analysis of Operations (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
Analysis of Operations (In millions, except per share amounts)	2020	2019	% Change	2020	2019	% Change
Net sales:
Specialty Construction Chemicals	$139.3	$145.2	(4.1)%	$518.9	$579.1	(10.4)%
Specialty Building Materials	103.4	113.1	(8.6)%	384.3	434.4	(11.5)%

Total GCP net sales	$242.7	$258.3	(6.0)%	$903.2	$1,013.5	(10.9)%

Net sales by region:
North America	$129.8	$144.2	(10.0)%	$502.5	$537.4	(6.5)%
Europe Middle East Africa (EMEA)	46.3	44.1	5.0%	172.6	193.5	(10.8)%
Asia Pacific	53.4	56.1	(4.8)%	180.8	222.5	(18.7)%
Latin America	13.2	13.9	(5.0)%	47.3	60.1	(21.3)%

Total net sales by region	$242.7	$258.3	(6.0)%	$903.2	$1,013.5	(10.9)%

Net Sales, Constant Currency:
Specialty Construction Chemicals	$139.9	$145.2	(3.7)%	$527.5	$579.1	(8.9)%
Specialty Building Materials	102.3	113.1	(9.5)%	384.0	434.4	(11.6)%

Total GCP Net Sales, Constant Currency (non-GAAP)	$242.2	$258.3	(6.2)%	$911.5	$1,013.5	(10.1)%

Impact of Market Exits:
Specialty Construction Chemicals	$—	$3.0	(100.0)%	$—	$11.8	(100.0)%
Total Impact of Market Exits	$—	$3.0	(100.0)%	$—	$11.8	(100.0)%
Net Sales Constant Currency Excluding Market Exits:
Specialty Construction Chemicals	$139.9	$142.2	(1.6)%	$527.5	$567.3	(7.0)%
Specialty Building Materials	102.3	113.1	(9.5)%	384.0	434.4	(11.6)%

Total GCP Net Sales Constant Currency Excluding Market Exits (non-GAAP)	$242.2	$255.3	(5.1)%	$911.5	$1,001.7	(9.0)%

Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$15.1	$15.5	(2.6)%	$52.9	$56.9	(7.0)%
Specialty Building Materials segment operating income	19.7	22.0	(10.5)%	71.1	86.3	(17.6)%
Corporate costs(B)	(6.3)	(4.3)	46.5%	(26.2)	(32.8)	(20.1)%
Certain pension costs(C)	(1.3)	(1.9)	(31.6)%	(5.2)	(7.8)	(33.3)%

Adjusted EBIT (non-GAAP)	$27.2	$31.3	(13.1) %	$92.6	$102.6	(9.7)%
Gain on sale of corporate headquarters	—	—	— %	110.2	—	100.0%
Shareholder activism and other related costs (D)	—	(1.6)	100.0%	(9.5)	(5.3)	79.2%
Gain on Brazil tax recoveries, net (E)	—	(0.3)	100.0%	—	0.6	(100.0)%
Repositioning expenses	(1.6)	(4.8)	(66.7)%	(5.4)	(20.4)	(73.5)%
Restructuring expenses and asset write offs	(13.7)	(1.1)	NM	(24.9)	(9.9)	NM
Pension MTM adjustment and other related costs, net	(2.8)	(13.3)	(78.9)%	(2.8)	(13.3)	(78.9)%
Gain on termination and curtailment of pension and other postretirement plans	—	1.2	(100.0)%	—	1.2	(100.0)%
Legacy product, environmental and other claims	(0.6)	—	(100.0)%	(0.6)	(0.1)	NM
Third-party and other acquisition-related costs	—	—	— %	(0.7)	(0.1)	NM
Tax indemnification adjustments	(1.6)	(0.5)	NM	(1.6)	(0.5)	NM
Interest expense, net	(5.0)	(5.0)	—	(20.1)	(20.0)	0.5%
Income tax (expense) benefit	(2.7)	0.7	NM	(36.7)	6.0	NM

Net (loss) income from continuing operations attributable to GCP shareholders (GAAP)	$(0.8)	$6.6	NM	$100.5	$40.8	NM

(Loss) income from continuing operations attributable to GCP shareholders as a percentage of net sales	(0.3)%	2.6%	(2.9) pts	11.1%	4.0%	7.1 pts

Diluted EPS from continuing operations (GAAP)	$(0.01)	$0.09	NM	$1.37	$0.56	NM

Adjusted EPS (non-GAAP)	$0.22	$0.29	(24.1)%	$0.73	$0.82	(11.0)%

GCP Applied Technologies Inc.

Analysis of Operations (unaudited) (continued)

	Three months ended December 31,				Year Ended December 31,
Analysis of Operations (In millions)	2020	2019	% Change		2020	2019	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$54.2	$53.9	0.6%		$202.8	$208.3	(2.6)%
Specialty Building Materials	41.9	44.5	(5.8)%		156.6	177.0	(11.5)%

Adjusted Gross Profit (non-GAAP)	$96.1	$98.4	(2.3)%		$359.4	$385.3	(6.7)%
Corporate costs and pension costs in cost of goods sold (C)	(0.2)	(0.3)	(33.3)%		(1.5)	(1.6)	(6.3)%

Total GCP Gross Profit (GAAP)	$95.9	$98.1	(2.2)%		$357.9	$383.7	(6.7)%
Gross Margin:
Specialty Construction Chemicals	38.9%	37.1%	1.8	pts	39.1%	36.0%	3.1	pts
Specialty Building Materials	40.5%	39.3%	1.2	pts	40.7%	40.7%	—	pts
Adjusted Gross Margin (non-GAAP)	39.6%	38.1%	1.5	pts	39.8%	38.0%	1.8	pts
Corporate costs and pension costs in cost of goods sold	(0.1)%	(0.1)%	—	pts	(0.2)%	(0.2)%	—	pts
Total GCP Gross Margin (GAAP)	39.5%	38.0%	1.5	pts	39.6%	37.9%	1.7	pts
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$15.1	$15.5	(2.6)%		$52.9	$56.9	(7.0)%
Specialty Building Materials segment operating income	19.7	22.0	(10.5)%		71.1	86.3	(17.6)%
Corporate and certain pension costs	(7.6)	(6.2)	22.6%		(31.4)	(40.6)	(22.7)%

Total GCP Adjusted EBIT (non-GAAP)	$27.2	$31.3	(13.1)%		$92.6	$102.6	(9.7)%
Depreciation and amortization:
Specialty Construction Chemicals	$7.4	$6.9	7.2%		$27.6	$24.4	13.1%
Specialty Building Materials	3.9	3.6	8.3%		14.9	14.8	0.7%
Corporate	0.5	1.1	(54.5)%		3.9	4.0	(2.5)%

Total GCP depreciation and amortization	$11.8	$11.6	1.7%		$46.4	$43.2	7.4%
Adjusted EBITDA:
Specialty Construction Chemicals	$22.5	$22.4	0.4%		$80.5	$81.3	(1.0)%
Specialty Building Materials	23.6	25.6	(7.8)%		86.0	101.1	(14.9)%
Corporate and certain pension costs	(7.1)	(5.1)	39.2%		(27.5)	(36.6)	(24.9)%

Total GCP Adjusted EBITDA (non-GAAP)	$39.0	$42.9	(9.1)%		$139.0	$145.8	(4.7)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	10.8%	10.7%	0.1	pts	10.2%	9.8%	0.4	pts
Specialty Building Materials	19.1%	19.5%	(0.4	) pts	18.5%	19.9%	(1.4	) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	11.2%	12.1%	(0.9	) pts	10.3%	10.1%	0.2	pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	16.2%	15.4%	0.8	pts	15.5%	14.0%	1.5	pts
Specialty Building Materials	22.8%	22.6%	0.2	pts	22.4%	23.3%	(0.9	) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	16.1%	16.6%	(0.5	) pts	15.4%	14.4%	1.0	pts

(A)	Our segment operating income includes only our share of income of consolidated joint ventures.

(B)	Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.

(C)

Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. “Corporate costs and pension costs in cost of goods sold” represent service costs related to our manufacturing employees. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of our businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of our businesses

(D)

Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by one of our shareholders seeking changes in the composition of our Board of Directors and nomination of candidates to stand for election at the 2019 and 2020 Annual Shareholders’ Meetings, as well as other related matters.

(E)

Gain on Brazil tax recoveries, net primarily consists of a $1.7 million pre-tax gain related to indirect tax recoveries, and $1.1 million of legal fees and other charges relating to indirect and income tax recoveries.

NM•	Not meaningful.

GCP Applied Technologies Inc.

Analysis of Operations (unaudited) (continued)

	Year Ended December 31,
(In millions)	2020	2019
Cash flow measure:
Net cash provided by operating activities from continuing operations	$73.3	$77.7
Capital expenditures	(36.0)	(61.3)

Free Cash Flow (non-GAAP)	37.3	16.4
Cash paid for repositioning	10.3	21.2
Cash paid for restructuring	4.8	11.3
Cash paid for third-party and other acquisition-related costs	0.7	0.5
Cash paid for shareholder activism and other related costs(1)	11.1	3.7
Capital expenditures related to repositioning	4.1	6.0
Cash taxes related to gain on sale of corporate headquarters	14.6	—
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs, shareholder activism and other related costs	(6.6)	(9.1)

Adjusted Free Cash Flow (non-GAAP)	$76.3	$50.0

(1)

Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of our shareholders seeking changes in the composition of our Board of Directors and nomination of candidates to stand for election at the 2019 and 2020 Annual Shareholders’ Meetings, as well as other related matters.

GCP Applied Technologies Inc.

Adjusted Earnings Per Share (unaudited)

	Three Months Ended December 31,
	2020				2019
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$(0.01)				$0.09
Legacy product, environmental and other claims	$0.6	$0.2	$0.4	0.01	$—	$—	$—	—
Repositioning expenses	1.6	0.4	1.2	0.02	4.8	1.2	3.6	0.05
Restructuring expenses	13.7	3.5	10.2	0.14	1.1	0.1	1.0	0.01
Pension MTM adjustment and other related costs, net	2.8	0.8	2.0	0.03	13.3	3.5	9.8	0.13
Gain on termination and curtailment of pension and other postretirement plans	—	—	—	—	(1.2)	(0.3)	(0.9)	(0.01)
Gain on Brazil tax recoveries, net	—	—	—	—	0.3	0.1	0.2	—
Shareholder activism and other related costs	—	—	—	—	1.6	0.4	1.2	0.02
Tax indemnification adjustments	1.6	—	1.6	0.02	0.5	—	0.5	0.01
Discrete tax and other items, including adjustments to uncertain tax positions	—	(0.7)	0.7	0.01	—	1.0	(1.0)	(0.01)

Adjusted EPS (non-GAAP)				$0.22				$0.29

GCP Applied Technologies Inc.

Adjusted Earnings Per Share

(unaudited)

	Year Ended December 31,
	2020				2019
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$1.37				$0.56
Legacy product, environmental and other claims	$0.6	$0.2	$0.4	0.01	$0.1	$—	$0.1	—
Repositioning expenses	5.4	1.3	4.1	0.06	20.4	5.1	15.3	0.21
Gain on termination and curtailment of pension and other postretirement plans	—	—	—	—	(1.2)	(0.3)	(0.9)	(0.01)
Restructuring expenses	24.9	6.3	18.6	0.25	9.9	1.1	8.8	0.12
Pension MTM adjustment and other related costs, net	2.8	0.9	1.9	0.03	13.3	3.5	9.8	0.13
Third-party and other acquisition-related costs	0.7	0.2	0.5	0.01	0.1	—	0.1	—
Shareholder activism and other related costs	9.5	2.4	7.1	0.10	5.3	1.3	4.0	0.05
Gain on sale of corporate headquarters	(110.2)	(28.0)	(82.2)	(1.12)	—	—	—	—
Tax indemnification adjustments	1.6	—	1.6	0.02	0.5	—	0.5	0.01
Gain on Brazil tax recoveries, net	—	—	—	—	(0.6)	(0.2)	(0.4)	—
Discrete tax and other items, including adjustments to uncertain tax positions(1)	—	(0.3)	0.3	—	—	18.2	(18.2)	(0.25)

Adjusted EPS (non-GAAP)				$0.73				$0.82

(1)	Discrete tax items consist primarily of tax benefits of $20.2 million in 2019 due to the release of uncertain tax benefit liabilities related to the 2017 Tax Act.